                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                             MOSSIMO, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
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
                                       y

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 28, 1997

                            ------------------------

To Our Stockholders:

    The Annual Meeting of Stockholders of Mossimo, Inc. (the "Company") will be held at the Company's new headquarters and distribution facility, 5 Pasteur Ave., Irvine, California 92618, on May 28, 1997, at 10:00 a.m. for the following purposes:

        1.  To elect one director to serve a three-year term;

        2. To ratify the adoption by the Board of Directors of the Mossimo, Inc. Employee Stock Purchase Plan;

        3. To ratify the appointment by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as independent accountants of the Company for the fiscal year ending December 31, 1997; and

        4. To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

    The Board of Directors has fixed April 11, 1997 as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

    WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE MARK, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE ENCLOSED FOR THAT PURPOSE.

                                          By Order of the Board of Directors

                                                     [SIGNATURE]

                                          ERIC R. HOHL
                                          SECRETARY

Irvine, California
April 11, 1997
                                       y

                             15320 BARRANCA PARKWAY
                            IRVINE, CALIFORNIA 92618
                                 (714) 453-1300

                             ---------------------

                                PROXY STATEMENT

                            ------------------------

GENERAL

    The accompanying proxy is solicited by and on behalf of the Board of Directors of Mossimo, Inc. ("Mossimo" or the "Company") in connection with the Annual Meeting of Stockholders to be held at 10:00 a.m. on May 28, 1997, at the Company's new headquarters and distribution facility, 5 Pasteur, Irvine, California 92618, and at any and all adjournments thereof.

    This Proxy Statement and accompanying proxy will first be mailed to stockholders on or about April 11, 1997. The costs of solicitation of proxies will be paid by the Company. In addition to soliciting proxies by mail, the Company's officers, directors and other regular employees, without additional compensation, may solicit proxies personally or by other appropriate means. The Company will reimburse brokers, banks, fiduciaries and other custodians and nominees holding Common Stock in their names or in the names of their nominees for their reasonable charges and expenses in forwarding proxies and proxy materials to the beneficial owners of such Common Stock.

VOTING RIGHTS AND OUTSTANDING SHARES

    Only stockholders of record of the Company's Common Stock as of April 11, 1997 will be entitled to vote at the Annual Meeting. On April 11, 1997, there were outstanding 15,000,000 shares of Common Stock, which constituted all of the outstanding voting securities of the Company. Each share of Common Stock is entitled to one vote on all matters to come before the Annual Meeting.

    Assuming a quorum is present, the affirmative vote of a plurality of the votes cast will be required for the election of a director and the affirmative vote of a majority of the votes cast will be required for the approval of Proposals 2 and 3 and to act on all other matters to come before the Annual Meeting. For purposes of determining the number of votes cast with respect to any voting proposal, the sum of votes cast and abstentions are included. Abstentions with respect to any proposal are counted as "shares present" and have the effect of a vote "against" such proposal as to which they are specified. Broker non-votes with respect to any proposal are not considered "shares present" and, therefore, have the effect of reducing the number of affirmative votes required to achieve a majority of the votes cast for such proposal.

REVOCABILITY OF PROXIES

    Proxies must be written, signed by the stockholder and returned to the Secretary of the Company. Any stockholder who signs and returns a proxy may revoke it at any time before it is voted by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a date later than the date of the proxy being revoked. Any stockholder attending the Annual Meeting in person may withdraw such stockholder's proxy and vote such stockholder's shares.

                                   DIRECTORS

    The Board of Directors is divided into three classes, with the terms of each class ending in successive years. One director is to be elected at the Annual Meeting, to hold office for a term of three years expiring at the third succeeding Annual Meeting. Certain information with respect to the nominee for election as director at the Annual Meeting and the other directors whose terms of office will continue after the Annual Meeting is set forth below.

                    NAME                                          PRINCIPAL OCCUPATION                          AGE
---------------------------------------------  -----------------------------------------------------------      ---
NOMINEE FOR TERM OF OFFICE EXPIRING IN THREE YEARS

ERIC R. HOHL                                   Mr. Hohl joined the Company in November 1991 as its                  35
                                               Controller and became Chief Financial Officer in March
                                               1993. Mr. Hohl served as Chief Financial Officer from March
                                               1993 until October 1996. Mr. Hohl has been the Secretary
                                               since January 1995 and a director since November 1995. Mr.
                                               Hohl has served as Chief Operating Officer since November
                                               1995 and, in addition, has served as Executive Vice
                                               President since October 1996.

DIRECTORS WHOSE TERMS OF OFFICE EXPIRE IN ONE YEAR

ROBERT MARTINI                                 Mr. Martini was elected a director of the Company in                 64
                                               October 1996 and has served on the Compensation Committee
                                               of the Board of Directors since November 1996. Mr. Martini is Chairman and Chief Executive Officer of Bergen Brunswig
                                               Corporation. A 40-year veteran of the company, he held
                                               several management positions before his election as
                                               President in 1981, Chief Executive Officer in 1990 and
                                               Chairman of the Board in 1992. Bergen Brunswig Corporation
                                               is the largest domestic supplier of pharmaceuticals and
                                               medical-surgical products with annual sales of $10 billion.

JOHN H. STAFFORD                               Mr. Stafford was elected a director of the Company in                75
                                               October 1996 and has served on the Audit Committee of the
                                               Board of Directors since November 1996. Mr. Stafford is a
                                               retired partner of the accounting firm KPMG Peat-Marwick
                                               where he worked for 30 years. Mr. Stafford is currently a
                                               board member of Virco Mfg. Corporation.

DIRECTORS WHOSE TERMS OF OFFICE EXPIRE IN TWO YEARS

MOSSIMO G. GIANNULLI                           Mr. Giannulli founded the Company's business in 1987 and             33
                                               has been Chairman of the Board and President of the Company since its formation in 1988 and its Chief Executive Officer since November 1995.

                    NAME                                          PRINCIPAL OCCUPATION                          AGE
---------------------------------------------  -----------------------------------------------------------      ---
FRANCESCA RUIZ DE LUZURIAGA                    Ms. Luzuriaga was elected a director of the Company in               42
                                               October 1996 and has served as a member of the Audit
                                               Committee and Compensation Committee of the Board of
                                               Directors since November 1996. Ms. Luzuriaga has been
                                               Executive Vice President and Chief Financial Officer of
                                               Mattel, Inc. since December 1995. Before holding her
                                               current positions at Mattel, Inc., Ms. Luzuriaga served as
                                               Senior Vice President and Treasurer from October 1992 until
                                               May 1993, Executive Vice President of Finance and Marketing
                                               Administration from May 1993 until December 1994, and
                                               Executive Vice President of Finance from December 1994
                                               until December 1995.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

    The Audit Committee is currently comprised of Francesca Ruiz de Luzuriaga and John H. Stafford. It is responsible for reviewing audit results and the adequacy of the Company's systems of internal control, appointing or discharging the Company's independent auditors, and reviewing each professional service of a non-audit nature to be provided by the independent auditors to evaluate the impact of the independence of the auditors undertaking such added services. The Audit Committee was formed in November 1996 and did not meet or take action by written consent that year.

    The Compensation Committee, currently comprised of Ms. Luzuriaga and Robert Martini, is responsible for recommending to the Board of Directors the base salary and incentive compensation for all executive officers, taking final action with respect to base salary and incentive compensation for certain other officers and key employees, and reviewing the Company's compensation policies and management actions to assure succession of qualified officers. The Compensation Committee administers the Company's 1995 Stock Plan (the "Stock Plan") and Employee Stock Purchase Plan. The Compensation Committee was formed in November 1996 and did not meet or take action by written consent that year.

    The Board of Directors does not have a Nominating Committee.

    The Board of Directors held one meeting and took action by written consent eight times during 1996. Only Ms. Luzuriaga, who was appointed to the Board of Directors in October 1996, attended fewer than 75% of the Board meetings and committee meetings of which she was a member.

DIRECTORS' COMPENSATION

    Non-employee directors receive $10,000 annually as compensation for serving on the Board of Directors. All directors are reimbursed for their reasonable expenses incurred in attending meetings. Non-employee directors participate in the Company's 1995 Non-Employee Directors Stock Option Plan (the "Directors Plan") which provides for automatic grants of options to non-employee directors. For a description of the Directors Plan, see "Executive Compensation--Stock Plans."

    Messrs. Martini and Stafford were each granted options on October 14, 1996 to purchase 30,000 shares of the Company's Common Stock at an exercise price equal to $25.38 pursuant to the Directors Plan. Ms. Luzuriaga was granted options on October 23, 1996 to purchase 30,000 shares of the Company's Common Stock at an exercise price equal to $23.75 pursuant to the Directors Plan.

                                   MANAGEMENT

    The following table sets forth certain information concerning the executive officers of the Company:

          NAME                 AGE      POSITION
-------------------------      ---      ----------------------------------------------------------------
Mossimo G. Giannulli               33   Chairman of the Board, Chief Executive Officer and President

Eric R. Hohl                       35   Executive Vice President, Chief Operating Officer, Secretary and
                                        Director

Anthony C. Cherbak                 42   Executive Vice President and Chief Financial Officer

Andrew L. Crane                    31   Vice President--Operations

Donald A. Kerkes                   47   Vice President--National Sales Manager (Men's)

Joseph A. Krafka                   32   Vice President--Production

    Background information on Messrs. Giannulli and Hohl is set forth under "Directors" above.

    Mr. Cherbak joined Mossimo in September 1996 as an Executive Vice President and its Chief Financial Officer. From 1991 until joining the Company, Mr. Cherbak was a partner at Deloitte & Touche LLP.

    Mr. Crane joined Mossimo in September 1988 and has served in various capacities. From January 1991 to August 1992, Mr. Crane served as Manager of Distribution. Mr. Crane was National Sales Manager from September 1992 to November 1994. From December 1994 until November 1995, Mr. Crane was Director of Merchandising. Since November 1995, Mr. Crane has been Vice
President--Operations.

    Mr. Kerkes joined Mossimo in November 1994 as National Sales Manager (Men's). Since November 1995, Mr. Kerkes has been Vice President--National Sales Manager (Men's). Mr. Kerkes served as Vice President--Sales for Miska Design Resource, a manufacturer and marketer of private label apparel, from May 1993 to November 1994 and for Generra Sportswear from May 1979 to May 1993.

    Mr. Krafka joined Mossimo in August 1987 and has served in various capacities. From June 1988 until November 1995, Mr. Krafka was Manager of Production. Since November 1995, Mr. Krafka has been Vice President--Production.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table sets forth the compensation for each of the last three years of the Chief Executive Officer and each of the four most highly compensated executive officers in 1996 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE
                              ANNUAL COMPENSATION

                                                                                       SECURITIES
                                                                                       UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION               YEAR      SALARY($)   BONUS($)     OTHER     OPTIONS(#)   COMPENSATION($)(1)
--------------------------------------  ---------  -----------  ---------  ----------  -----------  -------------------
Mossimo G. Giannulli..................       1996     500,000           0           0(2)          0          2,291
  Chief Executive Officer                    1995     180,000           0     176,747(3)          0          2,025
                                             1994     180,000           0     237,500(4)          0          1,772

Andrew L. Crane.......................       1996     179,924      29,275           0      65,000            1,770
  Vice President--Operations                 1995      84,000     173,383      54,667(5)          0          1,259
                                             1994      80,500      39,094           0           0              840

Donald A. Kerkes......................       1996     245,231           0     108,609(6)     10,000            681
  Vice President--Sales (Men's)              1995     240,000           0           0           0                0
                                             1994      20,833           0           0           0                0

Joseph A. Krafka......................       1996     121,262      10,500           0      65,000            1,571
  Vice President--Production                 1995     109,375      15,000           0           0            1,225
                                             1994      91,042      24,000           0           0              192

Eric R. Hohl..........................       1996     129,326      40,000           0      60,000              443
  Chief Operating Officer                    1995      98,958      40,000           0           0            1,250
                                             1994      71,873      15,000           0           0              890

------------------------

(1) Represents Company contributions to the accounts of the specified executive officers under the Company's 401(k) Plan.

(2) Does not include distributions in 1996 of approximately $17,636,000, of which approximately $9,559,000 was for the payment of federal and state income taxes on the Company's income.

(3) Includes expenses related to personal products. Does not include distributions in 1995 of approximately $17,164,000, of which approximately $9,306,000 was for the payment of federal and state income taxes on the Company's income.

(4) Includes expenses related to personal residences ($88,700) and vehicles ($92,400). Does not include distributions in 1994 of approximately $2,536,000, of which approximately $2,393,000 was for the payment of federal and state income taxes on the Company's income.

(5) Bonus paid in the form of an automobile.

(6) Earned pursuant to commission based on the invoice amounts of net shipments of the Company's men's apparel for each quarter of the calendar year pursuant to Mr. Kerkes' Employment Agreement.

    The following table sets forth grants of stock options during the fiscal year ended December 31, 1996 to the Named Executive Officers. No stock appreciation rights were granted to, and no stock options were exercised by, any Named Executive Officers during fiscal 1996.

                       OPTION GRANTS FOR FISCAL YEAR 1996
                               INDIVIDUAL GRANTS

                                                                                                      POTENTIAL REALIZABLE
                                                                                                        VALUE AT ASSUMED
                                                          % OF TOTAL                                    ANNUAL RATES OF
                                                            OPTIONS                                       STOCK PRICE
                                                          GRANTED TO                                    APPRECIATION FOR
                                                           EMPLOYEES       PER SHARE                     OPTION TERM(2)
                                              OPTIONS      IN FISCAL    EXERCISE PRICE   EXPIRATION   --------------------
                   NAME                       GRANTED       1996(1)        ($/SHARE)        DATE        5%($)     10%($)
------------------------------------------  -----------  -------------  ---------------  -----------  ---------  ---------
Mossimo G. Giannulli......................           0             0               0            N/A         N/A        N/A
Andrew L. Crane...........................      65,000         16.69%      $   18.00     Feb., 2006   $ 735,807  $1,864,679
Donald A. Kerkes..........................      10,000          2.57%      $   18.00     Feb., 2006   $ 113,201  $ 286,874
Joseph A. Krafka..........................      65,000         16.69%      $   18.00     Feb., 2006   $ 735,807  $1,864,679
Eric R. Hohl..............................      60,000         15.40%      $   18.00     Feb., 2006   $ 679,206  $1,721,242

------------------------

(1) During fiscal year 1996, the Company granted to 52 employees options to purchase an aggregate of 408,500 shares of its Common Stock. All grants were made at exercise prices equal to the market price on the grant date.

(2) Potential realizable value is based on the assumption that the common stock price appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the option term. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised (if the executive were to sell the shares on the date of exercise); there is no assurance that the value realized will be at or near the potential realizable value as calculated in this table.

EXECUTIVE EMPLOYMENT, INCLUDING SEPARATION, AGREEMENTS

    Mr. Giannulli entered into an employment agreement with the Company in December 1995 pursuant to which Mr. Giannulli will continue to serve as the Company's Chief Executive Officer and President. The agreement has a term of three years and contains a non-competition provision effective through the term of employment and for an additional two years from the end of such term. Pursuant to the agreement with Mr. Giannulli, the Company will pay to Mr. Giannulli a base salary of $500,000 per year and, at the discretion of the Board of Directors, a bonus. Commencing on the expiration of the term of the employment agreement, or earlier should the employment agreement be terminated prior to the end of the term, the Company and Mr. Giannulli will enter into a two-year consulting agreement under which he will render certain consulting services for which the Company will pay an annual consulting fee of $100,000 per year. In addition, Mr. Giannulli will also be entitled to certain other fringe benefits, including use of a Company-owned automobile. If Mr. Giannulli is terminated other than for cause, death or disability, the Company will pay Mr. Giannulli an amount equal to his base salary then in effect for the remaining term of the agreement.

    Mr. Kerkes entered into an employment agreement with the Company in November 1994 pursuant to which Mr. Kerkes serves as the Company's Vice President--Sales (Men's). The agreement is currently terminable at will by the Company and upon sixty days' notice by Mr. Kerkes. The agreement contains a non-competition provision effective through the term of employment. Pursuant to the agreement with Mr. Kerkes, the Company will pay to Mr. Kerkes a monthly draw of $20,000 netted against a quarterly commission based on the invoice amount of net shipments of the Company's men's apparel for each quarter of the calendar year. For the first quarter of 1996 only, the commissions received by Mr. Kerkes were reduced by $40,000. The commission rates are .5% on the first $100 million of such shipments, .4% on the next $50 million, .3% on the next $50 million and .2% on such shipments in excess of $200 million.

If Mr. Kerkes' employment is terminated by the Company for any reason, the Company will pay Mr. Kerkes an amount equal to any wages earned by him and unpaid at the time of his employment termination, plus, if such termination is without cause, a commission at such rates on 50% of the invoice amount of all unshipped orders of the Company's men's apparel booked on or after October 1, 1995 to the date of such termination.

STOCK PLANS

    1995 STOCK PLAN. The 1995 Stock Plan was adopted by the Board of Directors and ratified by the Company's sole stockholder in December 1995. The total number of shares of Common Stock subject to issuance under the 1995 Stock Plan is 1,500,000, subject to adjustments as provided in the 1995 Stock Plan. The 1995 Stock Plan provides for the grant of stock options (including incentive stock options as defined in Section 422 of the Code and non-qualified stock options), stock appreciation rights ("SARs") and other stock awards (including restricted stock awards and stock bonuses) to employees of the Company or its affiliates or any consultant or advisor engaged by the Company who renders bona fide services to the Company or the Company's affiliates in connection with its business; provided, that such services are not in connection with the offer or sale of securities in a capital raising transaction. The 1995 Stock Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"). Stock options may be granted by the Committee on such terms, including vesting and payment forms, as it deems appropriate in its discretion; provided, that no option may be exercised later than ten years after its grant, and the purchase price for incentive stock options and non-qualified stock options shall not be less than 100% and 85% of the fair market value of the Common Stock at the time of grant, respectively. SARs may be granted by the Committee on such terms, including payment forms, as the Committee deems appropriate, provided that a SAR granted in connection with a stock option shall become exercisable and lapse according to the same vesting schedule and lapse rules established for the stock option (which shall not exceed ten years from the date of grant). A SAR shall not be exercisable during the first six months of its term and only when the fair market value of the underlying Common Stock exceeds the SAR's exercise price and is exercisable subject to any other conditions on exercise imposed by the Committee. In the event of a change in control of the Company, the Committee retains the discretion to accelerate the vesting of stock options and SARs and to remove restrictions on transfer of restricted stock awards. Unless terminated by the Board of Directors, the 1995 Stock Plan continues until December 2005.

    1995 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN. The Directors Plan was adopted by the Board of Directors and ratified by the Company's sole stockholder in December 1995. A total of 250,000 shares are available for grant under the Directors Plan, of which 90,000 are currently subject to outstanding options. The Directors Plan provides for the automatic grant to each of the Company's non-employee directors of (i) an option to purchase 30,000 shares of Common Stock on the date of such director's initial election or appointment to the Board of Directors (the "Initial Grant") and (ii) an option to purchase 3,000 shares of Common Stock on each anniversary thereof on which the director remains on the Board of Directors (the "Annual Grant"). The options will have an exercise price of 100% of the fair market value of the Common Stock on the Date of grant and have a 10-year term. Initial Grants become exercisable in two equal annual installments commencing on the first anniversary of date of grant thereof and Annual Grants become fully exercisable beginning on the first anniversary of the date of grant. Both Initial and Annual Grants are subject to acceleration in the event of certain corporate transactions. Any options which are vested at the time the optionee ceases to be a director shall be exercisable for one year thereafter. Options which are not vested automatically terminate in the event the optionee ceases to be a director of the Company. Options which are vested on the date the optionee ceased to be a director due to death or disability generally remain exercisable for five years thereafter. If the Company is a party to a transaction involving a sale of substantially all its assets, a merger or consolidation, all then outstanding options under the Directors Plan may be canceled. However, during the 30-day period preceding the effective date of such transaction, all partly or wholly unexercised options will be exercisable, including those not yet exercisable pursuant to the vesting schedule.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee of the Board of Directors was formed in November 1996 and consists of Ms. Luzuriaga and Mr. Martini, neither of whom are employees of, or otherwise affiliated with, the Company. All executive officer compensation related decisions with respect to 1996 were made by the full Board of Directors, which, at the time of such decisions, consisted of Messrs. Giannulli and Hohl, each an executive officer, or Mr. Giannulli as Chief Executive Officer.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    During the 1996 fiscal year, most compensation decisions were made by the full Board of Directors or by Mr. Giannulli as Chief Executive Officer. The Compensation Committee, which is currently comprised of Mr. Martini and Ms. Luzuriaga, will initiate a review of the Company's executive compensation policies, in part for purposes of determining 1997 executive compensation, as further discussed below. Because certain of the policies expressed and the actions described herein took place prior to establishment of the Compensation Committee, this report is made over the names of the full Board of Directors.

    During 1996, the Board of Directors established the base salary for the executive officers. As discussed below, annual bonuses were awarded to three of the Named Executive Officers. Such bonuses were determined and approved by the Chief Executive Officer.

    BASE SALARY. In 1996, the annual base salaries of the Company's executive officers, including the Chief Executive Officer, were at the levels set forth in the Executive Compensation Summary Compensation Table. The annual base salary levels were established by the Board or Mr. Giannulli based upon a subjective judgment with respect to appropriate levels of pay in relation to the executive officers' levels of responsibility and, when applicable, as required by contract. In addition to his base salary, pursuant to his employment contract, Mr. Kerkes receives a commission based on shipments of men's apparel by the Company during the year.

    ANNUAL BONUS. All executive officers, including the Chief Executive Officer, are eligible to receive an annual bonus. Messrs. Crane, Krafka and Hohl received an annual bonus of $29,275, $10,500 and $40,000, respectively, in recognition of their significant efforts, and increased hours worked, in connection with the Company's initial public offering in particular and overall operations in general during 1996.

    EQUITY COMPENSATION. The Company provides equity-based compensation to its employees under its 1995 Stock Plan. In 1996, the Company granted to 52 employees options to purchase 408,500 shares (for option grants to the Named Executive Officers, see "Option Grants for Fiscal Year 1996 Table").

    CHIEF EXECUTIVE OFFICER'S COMPENSATION. Pursuant to his employment agreement, which was approved by the Board of Directors in 1995, the Chief Executive Officer's compensation for 1996 consisted of his base salary of $500,000 as provided in such agreement. The Chief Executive Officer did not receive an annual bonus for such year. Such a bonus is at the discretion of the Board of Directors under such agreement.

    POLICY WITH RESPECT TO INTERNAL REVENUE CODE SECTION 162(M). In 1993, the Code was amended to add Section 162(m). Section 162(m), and the regulations thereunder, place a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to certain of the Company's most highly compensated officers. Section 162(m) does not, however, disallow a deduction for qualified "performance-based compensation," the material terms of which are disclosed to and approved by stockholders. At the present time, the Company's executive officer compensation levels do not exceed $1,000,000. The Board of Directors plans to take such actions in the future to minimize the loss of tax deductions related to compensation as they deem necessary and appropriate in light of specific compensation objectives.

                              Mossimo G. Giannulli
                                  Eric R. Hohl
                          Francesca Ruiz de Luzuriaga
                                 Robert Martini
                                John H. Stafford

                              CERTAIN TRANSACTIONS

    Upon the consummation of its initial public offering in February 1996, the Company's S Corporation status was terminated. Prior to the close of its public offering, the Company distributed the remaining portion of its and its predecessor's previously earned and undistributed taxable S Corporation earnings through the date of termination of the Company's S Corporation status to Mossimo
G. Giannulli, its sole stockholder prior to the public offering, in the form of a promissory note. Currently, there is $472,000 still outstanding on such note.

                     COMPARATIVE PERFORMANCE BY THE COMPANY

    The Securities and Exchange Commission requires the Company to present a chart comparing the cumulative total stockholder return on its Common Stock with the cumulative total stockholder return on (1) a broad equity market index and
(2) a published industry index or peer group. Although the chart would normally be for a five-year period, the common stock of the Company began public trading on February 23, 1996 and, as a result, the following chart commences as of such date. This chart compares the common stock with (1) the S & P 500 Composite Index and (2) the S & P Textile (Apparel Manufacturers) Index, and assumes an investment of $100 on February 23, 1996 in each of the Company's Common Stock, the stocks comprising the S & P 500 Composite Index and the stocks comprising the S & P Textile (Apparel Manufacturers) Index.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

TOTAL SHAREHOLDER RETURNS
                                                        Textiles
Year Ending                 Mossimo, Inc.          (Apparel)-500    S&P 500 Index
23-Feb-96                             100                    100              100
Dec-96                              68.75                 128.61           114.52

                               COMPANY PROPOSALS

    The following proposals will be submitted for stockholder consideration and voting at the Annual Meeting.

                                   PROPOSAL 1
                              ELECTION OF DIRECTOR

    The following person is nominated for election as director to hold office for a term of three years expiring at the third succeeding Annual Meeting:

                                  Eric R. Hohl

    The nominee listed above is a member of the Board of Directors. All proxies received by the Board of Directors will be voted for the nominee if no directions to the contrary are given. In the event that the nominee is unable or declines to serve, an event that is not anticipated, the proxies will be voted for the election of a nominee designated by the Board of Directors, or if none are so designated, will be voted according to the judgment of the person or persons voting the proxy.

VOTE REQUIRED

    If applicable, the nominee receiving the highest number of affirmative votes of the shares entitled to be voted shall be elected as director. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NOMINEE.

                                   PROPOSAL 2
                       RATIFICATION OF THE MOSSIMO, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

    The Company's Board of Directors adopted the Mossimo, Inc. Employee Stock Purchase Plan on February 21, 1997 subject to ratification by the Company's stockholders.

    The Employee Stock Purchase Plan is designed to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code, and will allow eligible employees to acquire shares of Common Stock at periodic intervals through their accumulated payroll deductions. The Employee Stock Purchase Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") or Section 401(a) of the Internal Revenue Code.

    The following description of the Employee Stock Purchase Plan is qualified in its entirety by reference to the complete text of the Employee Stock Purchase Plan, a copy of which is attached to this Proxy Statement as Exhibit A.

    PURPOSE. The purpose of the Employee Stock Purchase Plan is to provide eligible employees of the Company with the opportunity to acquire a stock ownership interest in the Company through periodic payroll deductions that will be applied at semi-annual intervals to purchase shares of Common Stock at a discount from the then current market price.

    SECURITIES TO BE UTILIZED. A total of 500,000 shares of Common Stock have been reserved for issuance under the Employee Stock Purchase Plan. These shares will be made available either from the Company's authorized but unissued shares of Common Stock or from shares of Common Stock reacquired by the Company, including shares repurchased on the open market.

    ELIGIBLE PARTICIPANTS. All employees of Mossimo, Inc. and its participating subsidiaries (as designated from time to time by the Compensation Committee) who are expected to work more than 20 hours per week for more than five months per calendar year and who have completed at least 90 days of service on the start date of the applicable "purchase period" (as defined in the Employee Stock Purchase Plan) are eligible to participate in the Employee Stock Purchase Plan, other than any employee who would own (including through the exercise of options or other rights to purchase) five percent or more of the total combined voting power or value of all outstanding shares of the Company's capital stock. Eligibility generally ceases upon termination of employment with the Company or a participating subsidiary.

    As of March 31, 1997, the Company and its subsidiary employed approximately 330 persons, of whom approximately 290 were eligible to participate in the Employee Stock Purchase Plan. As of such date, the Employee Stock Purchase Plan was not in operation.

    NON-ASSIGNABILITY. No rights or accumulated payroll deductions under the Employee Stock Purchase Plan may be pledged, assigned or otherwise transferred for any reason (other than by will or the laws of descent), and any such attempt may be treated by the Company as an election to withdraw from the plan.

    PURCHASE PERIODS. Shares of Common Stock will be offered for purchase through one offering made during each of a series of successive, six-month purchase periods. Purchase periods will begin on the first business day of July and January of each year.

    ENROLLMENT; PAYROLL DEDUCTIONS. Each eligible employee may authorize payroll deductions of up to 25% of that employee's "eligible earnings" for each purchase period by delivering an enrollment form to the Company's payroll office. An employee may decrease his or her rate of payroll deduction at any time, but may not make more than one such reduction during the same purchase period.

    For purposes of the Employee Stock Purchase Plan, eligible earnings include regular base salary or wages plus all contributions, if any, the employee makes to the 401(k) Plan or to any Section 125 cafeteria benefit plan maintained by the Company.

    Once an employee elects to participate in the Employee Stock Purchase Plan, enrollment in each successive purchase period occurs automatically unless the employee withdraws from participation in the plan. No employee may purchase more than 3,000 shares of Common Stock on any purchase date or more than $25,000 in fair market value of the Common Stock (determined on the basis of the fair market value of the Common Stock on the start of the date of the purchase period) during any calendar year.

    Payroll deductions are credited to a non-interest bearing account established in the employee's name on the Company's books, and may be commingled with the general assets of the Company and used for general corporate purposes.

    PURCHASES OF STOCK. Purchases will be made on the last business day of each purchase period by applying the amount credited to the participant's accounts to the purchase of whole shares of Common Stock on each purchase date. Any remaining amount in any account will be carried over to the next purchase period. Payroll deductions not applied to the purchase of Common Stock by reason of the limitations on the number of shares purchasable per participant on any purchase date will be refunded.

    PURCHASE PRICE. The purchase price of shares of Common Stock purchased under the Employee Stock Purchase Plan during any purchase period will be the lower of (i) 85% of the fair market value of the Common Stock on the first day of that purchase period or (ii) 85% of the fair market value of the Common Stock on the purchase date. For purposes of the Employee Stock Purchase Plan, the fair market value of the Common Stock on any date will be the closing selling price of the Common Stock on that date as reported on the New York Stock Exchange. If there is no reported selling price for such date, then the closing selling price on the next preceding date for which there is such a quotation will be used.

    WITHDRAWAL; TERMINATION OF EMPLOYMENT. A participant's interest in the offering made during a given purchase period will be terminated by signing and delivering to the Company a notice of withdrawal from the Employee Stock Purchase Plan. Upon withdrawal from the plan, accrued but unused payroll deductions will be returned, without interest, to the employee. Such withdrawal may be elected at any time prior to the end of the applicable purchase period. A participant's withdrawal during a particular purchase period will not have any effect upon that participant's eligibility to participate in subsequent purchase periods.

    Termination of a participant's employment for any reason (including death, disability or retirement) cancels participation in the Employee Stock Purchase Plan immediately. In such event, no additional payroll deductions will be made, all payroll deductions previously made for the purchase period in which such termination occurs will be refunded without interest to the employee or, in the case of death, to his or her estate or personal representative.

    PLAN ADMINISTRATION AND TERMINATION. The Employee Stock Purchase Plan is administered by the Compensation Committee, the members of which are "disinterested persons" within the meaning of Rule 16b-3 of the Commission. All questions of interpretation or application of the provisions of the Employee Stock Purchase Plan will be determined by the Compensation Committee, whose decisions will be binding on all participants.

    The Compensation Committee has the discretion to amend or terminate the Employee Stock Purchase Plan at any time; PROVIDED, HOWEVER, that no such amendment or termination may be made (i) that would impair the rights of any participant arising out of any purchase period that has already commenced without that participant's written consent or (ii) if and to the extent that stockholder approval of any such amendment is required in order for the Employee Stock Purchase Plan to comply with Rule 16b-3 under the Exchange Act or with
Section 423 of the Internal Revenue Code, without obtaining such stockholder approval.

    The Employee Stock Purchase Plan will in all events terminate upon the earliest to occur of (i) February 21, 2007, (ii) the date on which all shares available for issuance under the plan have been sold or (iii) the date on which all purchase rights are exercised in connection with an acquisition of the Company or all or substantially all of its assets.

    FEDERAL INCOME TAX CONSEQUENCES. The following is a summary of the principal federal income tax consequences of transactions under the Employee Stock Purchase Plan based on current federal income tax laws. This summary does not purport to be complete, and reference should be made to applicable provisions of the Internal Revenue Code. In addition, the summary does not discuss the tax consequences of a participant's death or the income tax laws of any state, municipality or foreign jurisdiction.

    For federal income tax purposes, no taxable income will be recognized by an employee, and no deduction will be allowed to the Company, as a result of the employee's purchase of Common Stock under the Employee Stock Purchase Plan, until the shares purchased are sold or otherwise disposed of by the employee. Upon sale or other disposition of the shares, the employee will generally be subject to tax, and the amount of the tax will depend upon the period the employee held the shares.

    If the shares are disposed of more than two years from the date on which the employee was granted the right to purchase the shares under the Employee Stock Purchase Plan, the employee will recognize ordinary income for the year in which such disposition occurs in an amount equal to the lesser of (i) the excess of the fair market value of the shares at the time of the disposition over the purchase price paid, or (ii) 15% of the fair market value of the shares at the time of purchase. Any additional gain or loss realized as a result of the disposition will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of this two-year holding period, the participant will recognize ordinary income generally measured by the excess of the fair market value of the shares on the date the shares were purchased over the purchase price, and the Company (or the subsidiary by which the employee is employed) will be entitled to a corresponding deduction from income. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the period the shares have been held.

    OTHER INFORMATION. As of March 31, 1997, the market value of the Common Stock was $114,375,000 per share, based on the closing price per share of the Common Stock on the New York Stock Exchange on that date. As of the date of this Proxy Statement, the Employee Stock Purchase Plan has not commenced operating. Hence, no elections to participate in such Plan have been made by any potential eligible participants, including any executive officer of Mossimo. The amount of compensation that will accrue to the Company's executive officers and other employees pursuant to the Employee Stock Purchase Plan, if ratified by the Company's stockholders, is not currently determinable.

VOTE REQUIRED

    The affirmative vote of a majority of the shares of Common Stock voting at the Annual Meeting is required to ratify the Board of Directors adoption of the Mossimo, Inc. Employee Stock Purchase Plan.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSAL 2.

                                   PROPOSAL 3
                        RATIFICATION OF THE SELECTION OF
                            INDEPENDENT ACCOUNTANTS

    The Audit Committee of the Company's Board of Directors has selected Deloitte & Touche LLP as the Company's independent accountants for the fiscal year ending December 31, 1997. Although the appointment of Deloitte & Touche LLP is not required to be submitted to a vote of the stockholders, the Board of Directors believes it appropriate as a matter of policy to request that the stockholders ratify the appointment for the current fiscal year. In the event a majority of the votes cast at the meeting are not voted in favor of the appointment, the Board of Directors will reconsider its selection. Proxies solicited by the Board will be voted in favor of the appointment unless stockholders specify otherwise in such proxies.

    A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if the representative so desires and to respond to appropriate questions.

VOTE REQUIRED

    The affirmative vote of a majority of the shares of Common Stock voting at the Annual Meeting is required to ratify the selection of Deloitte & Touche LLP as independent accountants.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSAL 3.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information as of March 31, 1997, with respect to Common Stock of the Company owned by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each director and director nominee of the Company, (iii) each Named Executive Officer, and (iv) all directors and executive officers of the Company as a group. Except as noted below, and subject to applicable community property and similar laws, each stockholder has sole voting and investment powers with respect to the shares shown.

                                                         NUMBER OF SHARES    PERCENT OF SHARES
NAME                                                      OF COMMON STOCK     OF COMMON STOCK
-------------------------------------------------------  -----------------  --------------------
Mossimo G. Giannulli                                          10,372,222(1)          69.1%
Eric R. Hohl                                                      12,000(1)          *
Robert Martini                                                         0              0
John H. Stafford                                                   2,000             *
Francesca Ruiz de Luzuriaga                                            0              0
Andrew L. Crane                                                   13,000(1)          *
Donald T. Kerkes                                                   2,000(1)          *
Joseph A. Krafka                                                  13,000(1)          *
All directors and executive officers as a group (11
  persons)                                                    10,415,122(1)          69.2%

------------------------

(1) Includes shares subject to options which are exercisable within 60 days.

*   Less than one percent.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who own more than ten percent of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Common Stock of the Company. To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all of its officers and directors and greater than ten percent beneficial owners complied with all
Section 16(a) filing requirements applicable to them with respect to transactions during the fiscal year ended December 31, 1996.

                     STOCKHOLDER PROPOSALS AND NOMINATIONS

    Any stockholder intending to submit to the Company a proposal for inclusion in the Company's Proxy Statement and proxy for the 1998 Annual Meeting must submit such proposal so that it is received by the Company no later than December 11, 1997. Stockholder proposals should be submitted to the Secretary of the Company. No stockholder proposals were received for inclusion in this proxy statement.

    Pursuant to the Company's Bylaws, no business proposal will be considered properly brought before the next annual meeting by a stockholder, and no nomination for the election of directors will be considered properly made at the next annual meeting by a stockholder, unless notice thereof, which contains certain information required by the Bylaws, is provided to the Company no later than 60 days nor more than 90 days, prior to the next annual meeting.

                                 OTHER MATTERS

    While the Notice of Annual Meeting of Stockholders calls for the transaction of such other business as may properly come before the meeting, the Board of Directors has no knowledge of any matters to be presented for action by the stockholders other than as set forth above. The enclosed proxy gives discretionary authority to the Board of Directors, however, to consider any additional matters that may be presented.

                         ANNUAL REPORT TO STOCKHOLDERS

    The Company's Annual Report for the year ended December 31, 1996 is being mailed to stockholders together with this Proxy Statement.

    THE COMPANY WILL SEND TO STOCKHOLDERS UPON WRITTEN REQUEST, WITHOUT CHARGE, A COPY OF THE COMPANY'S 1996 ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. REQUESTS FOR A COPY SHOULD BE DIRECTED TO THE SECRETARY, MOSSIMO, INC., 15320 BARRANCA PARKWAY, IRVINE, CALIFORNIA 92618, ATTENTION: BECKY BAUTISTA.

    STOCKHOLDERS ARE URGED TO IMMEDIATELY MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors

                                                     [SIGNATURE]

                                          ERIC R. HOHL

                                          SECRETARY

Irvine, California
April 11, 1997

                                   EXHIBIT A
                                 MOSSIMO, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

I.  PURPOSE OF THE PLAN

    This Employee Stock Purchase Plan is intended to promote the interests of Mossimo, Inc. by providing eligible employees with the opportunity to acquire a proprietary interest in the Corporation through participation in a payroll-deduction based employee stock purchase plan designed to qualify under
Section 423 of the Code.

    Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

II.  ADMINISTRATION OF THE PLAN

    The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Code Section 423. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.

III.  STOCK SUBJECT TO PLAN

    A. The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 500,000 shares.

    B. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and class of securities issuable under the Plan,
(ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date and (iii) the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits thereunder.

IV.  PURCHASE PERIODS

    A. Shares of Common Stock shall be offered for purchase under the Plan through a series of successive purchase periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

    B. Each purchase period shall have a duration of six (6) months. Purchase periods shall run from the first business day in July to the last business day in December and from the first business day in January to the last business day in May.

V.  ELIGIBILITY

    A. Each individual who (i) is an Eligible Employee on the start date of any purchase period and (ii) has completed ninety (90) days of service with the Corporation or any Corporate Affiliate prior to such start date shall be eligible to participate in the Plan for that purchase period on such start date.

    B. To participate in the Plan for a particular purchase period, the Eligible Employee must complete the enrollment forms prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization form) and file such forms with the Plan Administrator (or its designate) on or before the start date of the purchase period.

VI.  PAYROLL DEDUCTIONS

    A. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock under the Plan may be any multiple of one percent (1%) of the Base Salary paid to the Participant during each purchase period, up to a maximum of twenty-five percent (25%). The deduction rate so authorized shall continue in effect for the entire purchase period. However, the Participant may, at any time during the purchase period, reduce his or her rate of payroll deduction to become effective as soon as possible after filing the appropriate form with the Plan Administrator. The Participant may not, however, effect more than one (1) such reduction per purchase period.

    B. Payroll deductions shall begin on the first pay day following the start date of the purchase period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of the purchase period. The amounts so collected shall be credited to the Participant's book account under the Plan, but no interests shall be paid on the balance from time to time outstanding in such account. The amounts collected from the Participant shall not be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation as used for general corporate purposes.

    C. Payroll deductions shall automatically cease upon the termination of the Participant's purchase right in accordance with the provisions of the Plan.

VII.  PURCHASE RIGHTS

    A. GRANT OF PURCHASE RIGHT. A Participant shall be granted a separate purchase right on the start date of each purchase period in which he or she participates. The purchase right shall provide the Participant with the right to purchase shares of Common Stock on the Purchase Date upon the terms set forth below. The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

    Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Corporate Affiliate.

    B. EXERCISE OF THE PURCHASE RIGHT. Each purchase right shall be automatically exercised on the Purchase Date, and shares of Common Stock shall accordingly be purchased on behalf of each Participant (other than any Participant whose payroll deductions have previously been refunded in accordance with the Termination of Purchase Right provisions below) on such date. The purchase shall be effected by applying the Participant's payroll deductions for the purchase period ending on such Purchase Date (together with any carryover deductions from the preceding purchase period) to the purchase of shares of Common Stock (subject to the limitation on the maximum number of shares purchasable per Participant on any one Purchase Date) at the purchase price in effect for that purchase period.

    C. PURCHASE PRICE. The purchase price per share at which Common Stock will be purchased on the Participant's behalf on each Purchase Date shall be equal to eighty-five percent (85%) of the LOWER of (i) the Fair Market Value per share of Common Stock on the start date of the purchase period or (ii) the Fair Market Value per share of Common Stock on that Purchase Date.

    D. NUMBER OF PURCHASABLE SHARES. The number of shares of Common Stock purchasable by a Participant on each Purchase Date shall be the number of shares obtained by dividing the amount collected from the Participant through payroll deductions during the purchase period ending with that

Purchase Date (together with any carryover deductions from the preceding purchase period) by the purchase price in effect for that Purchase Date. However, the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date shall not exceed 3,000 shares, subject to periodic adjustments in the event of certain changes in the Corporation's capitalization.

    E. EXCESS PAYROLL DEDUCTIONS. Any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable by the Participant on the Purchase Date shall be promptly refunded.

    F. TERMINATION OF PURCHASE RIGHT. The following provisions shall govern the termination of outstanding purchase rights:

        (i) A Participant may, at any time prior to the last day of the purchase period, terminate his or her outstanding purchase right by filing the appropriate form with the Plan Administrator (or its designate), and no further payroll deductions shall be collected from the Participant with respect to the terminated purchase right. Any payroll deductions collected during the purchase period in which such termination occurs shall, at the Participant's election, be immediately refunded or held for the purchase of shares on the next Purchase Date. If no such election is made at the time such purchase right is terminated, then the payroll deductions collected with respect to the terminated right shall be refunded as soon as possible.

        (ii) The termination of such purchase right shall be irrevocable, and the Participant may not subsequently rejoin the purchase period for which the terminated purchase right was granted. In order to resume participation in any subsequent purchase period, such individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before the start date of the new purchase period.

        (iii) Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant's payroll deductions for the purchase period in which the purchase right so terminates shall be immediately refunded. However, should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have the election, exercisable up until the last business day of the purchase period in which such leave commences, to (a) withdraw all the funds in the Participant's payroll account at the time of the commencement of such leave or (b) have such funds held for the purchase of shares at the end of such purchase period. In no event, however, shall any further payment deductions be added to the Participant's account during such leave. Upon the Participant's return to active service, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began, provided the Participant returns to service prior to the expiration date of the purchase period in which such leave began.

    G. CORPORATE TRANSACTION. Each outstanding purchase right shall automatically be exercised immediately prior to the effective date of any Corporate Transaction by applying the payroll deductions of each Participant for the purchase period in which such Corporate Transaction occurs to the purchase of shares of Common Stock at a purchase price per share equal to eighty-five percent (85%) of the LOWER of (i) the Fair Market Value per share of Common Stock on the start date of the purchase period in which such Corporate Transaction occurs or (ii) the Fair Market Value per share of Common Stock immediately prior to the effective date of such Corporate Transaction. However, the applicable share limitation on the number of shares of Common Stock purchasable per Participant shall continue to apply to any such purchase.

    The Corporation shall use its best efforts to provide at least ten (10) days prior written notice of the occurrence of any Corporate Transaction, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Corporate Transaction.

    H. PRORATION OF PURCHASE RIGHTS. Should the total number of shares of Common Stock which are to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.

    I. ASSIGNABILITY. During the Participant's lifetime, the purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant (other than by will or the laws of descent).

    J. STOCKHOLDER RIGHTS. A Participant shall have no stockholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant's behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

VIII.  ACCRUAL LIMITATIONS

    A. No participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Corporation or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000) worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the Fair Market Value of such stock on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

    B. For purposes of applying such accrual limitations, the following provisions shall be in effect:

        (i) The right to acquire Common Stock under each outstanding purchase right shall accrue on the Purchase Date in effect for the purchase period for which such right is granted.

        (ii) No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one (1) or more other purchase rights at a rate equal to Twenty-Five Thousand Dollars ($25,000) worth of Common Stock (determined on the basis of the Fair Market Value of such stock on the date or dates of grant) for each calendar year such rights were at any time outstanding.

    C. If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular purchase period, then the payroll deductions which the Participant made during that purchase period with respect to such purchase right shall be promptly refunded.

    D. In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

IX.  EFFECTIVE DATE AND TERM OF THE PLAN

    A. The Plan was adopted by the Board on February 21, 1997 and shall become effective on the Effective Date, PROVIDED no purchase rights granted under the Plan shall be exercised, and no shares of Common Stock shall be issued hereunder, until (i) the Plan shall have been approved by the stockholders of the Corporation and (ii) the Corporation shall have complied with all applicable requirements of the 1933 Act (including the registration of the shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of any stock exchange on which the Common Stock is listed for trading and all other applicable requirements established by law or regulation. In the event such stockholder approval is not obtained, or such compliance is not effected, within twelve (12) months after the date on which the Plan is adopted by the Board, the Plan shall terminate and have no further force or effect and all sums collected from Participants during the initial purchase period hereunder shall be refunded.

    B. Unless sooner terminated by the Board, the Plan shall terminate upon the EARLIEST of (i) February 21, 2007, (ii) the date on which all shares available for issuance under the Plan have been sold pursuant to purchase rights exercised under the Plan or (iii) the date on which all purchase rights are exercised in connection with a Corporate Transaction. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following its termination.

X.  AMENDMENT OF THE PLAN

    The Board may alter, amend, suspend or discontinue the Plan at any time to become effective immediately following the close of any purchase period. However, the Board may not, without the approval of the Corporation's stockholders, (i) materially increase the number of shares of Common Stock issuable under the Plan or the maximum number of shares purchasable per Participant on any one Purchase Date, except for permissible adjustments in the event of certain changes in the Corporation's capitalization, (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares of Common Stock purchasable under the Plan, or (iii) materially increase the benefits accruing to Participants under the Plan or materially modify the requirements for eligibility to participate in the Plan.

XI.  GENERAL PROVISIONS

    A. All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation.

    B. Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Corporation or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person's employment at any time for any reason, with or without cause.

    C. The provisions of the Plan shall be governed by the laws of the State of Delaware, without resort to that State's conflict-of-laws rules.

                                    APPENDIX

    The following definitions shall be in effect under the Plan:

    A. BASE SALARY shall mean the regular base salary paid to a Participant by one or more Participating Companies during such individual's period of participation in the Plan, plus any pre-tax contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate. The following items of compensation shall not be included in Base Salary: (i) all overtime payments, bonuses, commissions (other than those functioning as base salary equivalents), profit-sharing distributions and other incentive-type payments and (ii) any and all contributions (other than Code Section 401(k) or Code Section 125 contributions) made on the Participant's behalf by the Corporation or any Corporate Affiliate under any employee benefit or welfare plan now or hereafter established.

    B.  BOARD shall mean the Corporation's Board of Directors.

    C.  CODE shall mean the Internal Revenue Code of 1986, as amended.

    D. COMMON STOCK shall mean the Corporation's common stock.

    E. CORPORATE AFFILIATE shall mean any parent or subsidiary corporation of the Corporation (as determined in accordance with Code Section 424, whether now existing or subsequently established).

    F. CORPORATE TRANSACTION shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

        (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

        (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation.

    G. CORPORATION shall mean Mossimo, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Mossimo, Inc. which shall, by appropriate action, adopt the Plan.

    H. EFFECTIVE DATE shall mean February 21, 1997. Any Corporate Affiliate which becomes a Participating Corporation after such Effective Date shall designate a subsequent Effective Date with respect to its employee-Participants.

    I. ELIGIBLE EMPLOYEE shall mean any person who is engaged, on a regularly-scheduled basis of more than twenty (20) hours per week for more than five (5) months per calendar year, in the rendition of personal services to any Participating Corporation as an employee for earnings considered wages under Code Section 3401(a).

    J. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

        (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

        (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the

    Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

    K.  1933 ACT shall mean the Securities Act of 1933, as amended.

    L. PARTICIPANT shall mean any Eligible Employee of a Participating Corporation who is actively participating in the Plan.

    M. PARTICIPATING CORPORATION shall mean the Corporation and such Corporate Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees.

    N. PLAN shall mean the Corporation's Employee Stock Purchase Plan, as set forth in this document.

    O. PLAN ADMINISTRATOR shall mean the committee of two (2) or more Board members appointed by the Board to administer the Plan. Unless otherwise designated by the Board, the Plan Administrator shall be the Compensation Committee of the Board as constituted by the Board from time to time.

    P.  PURCHASE DATE shall mean the last business day of each purchase period.

    Q. STOCK EXCHANGE shall mean the New York Stock Exchange.

                                 MOSSIMO, INC.
                       ANNUAL MEETING OF STOCKHOLDERS

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Mossimo Giannulli, Eric R. Hohl and Anthony
C. Cherbak, or any one of them, with unlimited power of substitution, as Proxies to represent the undersigned at the Annual Meeting of Stockholders of Mossimo, Inc., to be held on Wednesday, May 28, 1997, at the new leased offices of the Company, 5 Pasteur, Irvine, California 92618, at 10:00 a.m., or any adjournment or adjournments thereof, and to vote, as directed, all shares of Common Stock, which the undersigned would be entitled to vote if then personally present.

         CONTINUED AND TO BE SIGNED AND DATED ON THE REVERSE SIDE


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

                                                          Please mark
                                                          votes as in     X
                                                          this example

                                                   FOR   WITHHELD
ITEM 1. Election of Eric R. Hohl to the Board
of Directors for a three-year term.                / /     / /

                                                   FOR   AGAINST   ABSTAIN
ITEM 2. Ratification of the adoption by the
Board of Directors of the Mossimo, Inc.            / /     / /      / /
Employee Stock Purchase Plan.

                                                   FOR   AGAINST   ABSTAIN
ITEM 3. Ratification of the appointment of
Deloitte & Touche LLP as independent               / /     / /      / /
accountants for the year ending December 31, 1997.

ITEM 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE
VOTED IN THE MANNER DIRECTED HEREIN BY THE
UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS
MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEE
DIRECTOR, FOR PROPOSALS 2 AND 3, AND AS SUCH
PROXIES DEEM ADVISABLE ON SUCH OTHER BUSINESS
AS MAY PROPERLY COME BEFORE THE MEETING.

                                                     Yes   No
1. Do you plan to attend the Annual Meeting of
Stockholders on May 28, 1997 at 10:00 a.m.?          / /   / /

2. Has your address changed? If so, please provide the new address below.


__________________________________________

__________________________________________

__________________________________________


Signature(s) _______________________________________________ Date______________

NOTE: Please sign exactly as your name appears above. If stock is registered in the name of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys, and corporate officers should show their full titles.

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